UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2010
Comarco, Inc.
(Exact name of registrant as specified in its charter)
000-05449
(Commission File Number)

California (State or other jurisdiction of incorporation)	95-2088894 (I.R.S. Employer Identification No.)

25541 Commercentre Drive, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 599-7400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     Effective July 15, 2010, Comarco, Inc., a California corporation (“Comarco”), and Comarco Wireless Technologies, Inc., a Delaware corporation and the wholly owned subsidiary of Comarco (collectively with Comarco, “Borrower”), entered into a Forbearance to Loan and Security Agreement (the “Forbearance”) by and among the Borrower and Silicon Valley Bank (“SVB”).
     Pursuant to the Forbearance, SVB agreed that, so long as no event of default under the Loan and Security Agreement between Borrower and SVB, as amended by that certain First Amendment to Loan and Security Agreement (the “Loan Agreement”) exists other than the Company’s failure to comply with the quick ratio covenant set forth in Section 6.9(a) of the Loan Agreement for the month of June 2010, SVB shall forbear from exercising any of its rights and remedies against the Borrower until after August 15, 2010, the date at which the Borrower’s June 2010 quick ratio calculation is due to be reported to SVB. The Forbearance also contains representations and warranties by Borrower and a release by Borrower of SVB.
     The foregoing description of the Forbearance is not complete and is qualified in its entirety by reference to the complete copy of the Forbearance to Loan and Security Agreement filed hereto as Exhibit 10.1 which exhibit is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Forbearance to Loan and Security Agreement, dated July 15, 2010, by and among Comarco, Inc., Comarco Wireless Technologies, Inc. and Silicon Valley Bank.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC. (Registrant)
Date: July 21, 2010	By:	/s/ Winston Hickman
Winston Hickman
Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Forbearance to Loan and Security Agreement, dated July 15, 2010, by and among Comarco, Inc., Comarco Wireless Technologies, Inc. and Silicon Valley Bank.